HJ & ASSOCIATES, L.L.C.
                  Certified Public Accountants and Consultants

                          CONSENT OF INDEPENDENT AUDITORS'

We  hereby   consent  to  the  use  in  this   Registration   Statement  of
SportsNuts.com  International,  Inc.  of our  report  dated  March  5,  2001  of
SportsNuts.com International, Inc. for the year ended December 31, 2000, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ HJ & Associates, LLC

HJ & Associates LLC
Salt Lake City, Utah
April 26, 2001

          50 South Main Street, Suite 1450 - Salt Lake City, Utah 84144
               Telephone (801) 328-4408 - Facsimile (801) 328-4461